EXHIBIT 10.22

Prepared as of
February 28, 2011
LOAN MODIFICATION OR RENEWAL AGREEMENT
Note No 8126863
Date of this Modification/ Renewal: March 2, 2011   Original Note Date: _February 13, 2009
Original Note Amount: $2,500,000.00    Principal Balance as of this Date: $1,500,000.00
Name (s) of Borrower (s): DIGITAL ALLY, INC.
Address of Borrower (s): 8000 W. 110th, Suite 200
                                        Overland Park, KS 66210
The foregoing Note, which is payable by the Borrower (s) to ENTERPRISE BANK & TRUST (the "Bank") is hereby modified or renewed effective as of the date of this Agreement on the following terms:

The amount of this revolving line of credit is hereby DECREASED to $1,711,348.00

This Note shall mature, and all outstanding and unpaid principal and accrued interest shall be due and payable without further notice or demand on June 12, 2011.

Except as specifically modified hereby, all of the terms of the Note shall remain in full force and effect. Borrower confirms, ratifies and reaffirms all obligations of any nature whatsoever to Bank arising under or evidenced by the Note and all obligations and agreements set forth in all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents executed in connection with the Note (collectively, the "Related Documents"), as such obligations are renewed and modified hereby. Borrower further represents and warrants to Bank that the obligation of Borrower to repay the Note, together with all interest thereon, and to perform the obligations and agreements set forth in the Related Documents is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment, performance or enforceability of the Note and the Related Documents. This is a renewal and / or modification of the Note and not a replacement or novation of the Note. If for any reason this Agreement is invalid, the Note shall be enforceable according to the original terms as heretofore amended. Any term of the Note that is inconsistent with any modification contained herein shall be deemed to be modified to be consistent with the modifications contained in this Agreement. If there is any loan agreement, security agreement, pledge agreement or any other document or collateral instrument that applies to the Note, all such documents are amended hereby to conform to the terms of this Agreement.

ENTERPRISE BANK & TRUST		Digital Ally, Inc.

By:	/s/ Mark McCaskill	By:	/s/ Stanton E. Ross
	Mark McCaskill		Stanton E. Ross
	Senior Vice President		Chairman and CEO

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement ("Second Amendment") dated March 2, 2011, references and amends a certain Loan Agreement dated as of February 13, 2008 ("Loan Agreement") between Enterprise Bank & Trust ("Lender") and Digital Ally, Inc. ("Borrower'').

RECITALS

A.	Lender and Borrower have previously entered into the above referenced Loan Agreement together with a First Amendment thereto.

B.	Lender and Borrower wish to modify and amend the terms and conditions of the Loan Agreement as hereinafter provided.

NOW THEREFORE, in consideration of the covenants and mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The following is hereby deleted in its entirety:

Other Requirements. Tangible Net Worth
Borrower shall maintain a minimum Tangible Net Worth of not less than
$15,000,000.00. This covenant will be tested on a quarterly basis.

The following is hereby substituted for the above deletion:

Other Requirements. Tangible Net Worth
Borrower shall maintain a minimum Tangible Net Worth of not less than
$10,000,000.00. This covenant will be tested on a quarterly basis.

2.	The following is hereby deleted in its entirety:

Borrowing Base. The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (1) $2,500,000.00 or (2) the sum of (a) 75.000% of the aggregate amount of Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory.

The following is hereby substituted for the above deletion:

Borrowing Base. The words “Borrowing Base” mean as determined by Lender from time to time, the lesser of (1) $1,711,348.00 or (2) the sum of

(a) 75.000% of the aggregate amount of Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory.

3.
The Loan Agreement as amended hereby shall continue in full force and effect until such time as all of Borrower's obligations and indebtedness to Bank have been paid in full, including principal, interest. costs and expenses.

4.
Borrower confirms and acknowledges to Bank that (i) all of the representations, warranties and covenants contained in the Loan Agreement as of the date of this Second Amendment are true and correct in all material respects and (ii) there now exists no event of default under the Loan Agreement or any event or omission that with the giving of notice or the passage of time would constitute an event of default under the Loan Agreement.

5.
 Except as expressly set forth in this Second Amendment, all terms and conditions of the Loan Agreement and all other instruments, agreements and documents executed in connection with the Loan Agreement and the Notes shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date and year first above written.

ENTERPRISE BANK & TRUST		Digital Ally, Inc.

By:	/s/ Mark McCaskill	By:	/s/ Stanton E. Ross
	Mark McCaskill		Stanton E. Ross
	Senior Vice President		Chairman and CEO

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